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As filed with the Securities and Exchange Commission on May 19, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HERTZ GLOBAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-3530539 (I.R.S. Employer Identification Number)

225 Brae Boulevard
Park Ridge, New Jersey 07656-0713
(201) 307-2000
(Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

J. Jeffrey Zimmerman, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Hertz Global Holdings, Inc.
225 Brae Boulevard
Park Ridge, New Jersey 07656-0713
(201) 307-2000
(Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

With copies to:

Steven J. Slutzky, Esq.
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
(212) 909-6000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fees(1)(2)

Common Stock, $0.01 par value per share

Convertible Debt Securities

(1)
An unspecified amount of securities of each class is being registered as may from time to time be sold at unspecified prices. Pursuant to Rule 416(a) under the Securities Act of 1933, the securities being registered hereunder also include such indeterminate number of shares of common stock as may be issuable (1) upon the conversion of the Convertible Debt Securities being registered hereunder and (2) as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(2)
The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee, except for $2,000 that has previously been paid. Pursuant to Rule 457(p) under the Securities Act, such unutilized registration fee may be applied to the registration fee payable pursuant to this registration statement. The file number of the earlier registration statement from which the filing fee is offset is 333-143108, the name of the registrant on that earlier registration statement is Hertz Global Holdings, Inc., and the initial filing date of that earlier registration statement is May 21, 2007.

PROSPECTUS

Hertz Global Holdings, Inc.

Common Stock
Convertible Debt Securities

        By this prospectus, Hertz Global Holdings, Inc., which we refer to in this prospectus as "Hertz Holdings," may offer and sell shares of our common stock and debt securities which may be convertible into shares of our common stock, in each case as described in this prospectus, separately or together in any combination, from time to time in amounts, at prices and on terms that will be determined at the time of the offering.

        Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the securities being offered. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

        You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock or convertible debt securities.

        Investing in our securities involves risks. You should consider the risk factors described on page 5 and in any accompanying prospectus supplement and in the documents we incorporate by reference.

        The common stock of Hertz Holdings is listed on the New York Stock Exchange under the symbol "HTZ."

        Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 19, 2009.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a "shelf" registration process. Under this shelf registration process, we may over time offer and sell our common stock and convertible debt securities in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or a free writing prospectus prepared by us.

        The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See "Incorporation by Reference." You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find Additional Information."

        We have not authorized anyone to give you any information or to make any representations about our common stock or convertible debt securities, other than those described in the prospectus, applicable prospectus supplements, or any free writing prospectus prepared by us or any other information to which we have expressly referred you. If you are given any information or representation about these matters that is not discussed in this prospectus, a prospectus supplement or a free writing prospectus prepared by us, you must not rely on that information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell anywhere or to anyone where or to whom we are not permitted to offer to sell securities under applicable law.

        You should not assume that the information incorporated by reference or provided in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

        Unless the context otherwise requires, in this prospectus, (i) "Hertz Holdings" means Hertz Global Holdings, Inc., our top-level holding company, (ii) "Hertz" means The Hertz Corporation, our primary operating company and a direct wholly owned subsidiary of Hertz Investors, Inc., which is wholly owned by Hertz Holdings, (iii) "we," "us" and "our" mean (a) prior to December 21, 2005, Hertz and its consolidated subsidiaries and (b) on and after December 21, 2005, Hertz Holdings and its consolidated subsidiaries, including Hertz and (iv) "HERC" means Hertz Equipment Rental Corporation, Hertz's wholly owned equipment rental subsidiary, together with our various other wholly owned international subsidiaries that conduct our industrial, construction and material handling equipment rental business.

        The "Successor period ended December 31, 2005" refers to the 11-day period from December 21, 2005 (the date of our acquisition from Ford Holdings LLC) to December 31, 2005 and the "Predecessor period ended December 20, 2005" refers to the period from January 1, 2005 to December 20, 2005. The term "Successor" refers to us following the date of such acquisition and the term "Predecessor" refers to us prior to such date. Certain financial information in this prospectus for the Predecessor period ended December 20, 2005 and Successor period ended December 31, 2005 has been presented on a combined basis.

        In September 2008, Bank of America Corporation, or "Bank of America," announced it was acquiring Merrill Lynch & Co., the parent company of Merrill Lynch Global Private Equity, or "MLGPE." This transaction closed on January 1, 2009. Accordingly, Bank of America is now an indirect beneficial owner of our common stock held by MLGPE and certain of its affiliates.

PROSPECTUS SUMMARY

        The following summary does not contain all the information that may be important to purchasers of our common stock and convertible debt securities. You should carefully read the entire prospectus and the financial statements, notes to financial statements and other information incorporated by reference in this prospectus before making any investment decision.

Our Company

        We own what we believe is the largest worldwide general use car rental brand and one of the largest equipment rental businesses in the United States and Canada combined, both based on revenues. Our Hertz brand name is one of the most recognized in the world, signifying leadership in quality rental services and products. In our car rental business segment, we and our independent licensees and associates accept reservations for car rentals at approximately 8,100 locations in approximately 145 countries. We are the only car rental company that has an extensive network of company-operated rental locations both in the United States and in all major European markets. We maintain the leading airport car rental brand market share, by overall reported revenues, in the United States and at the 42 major airports in Europe where we have company-operated locations and data regarding car rental concessionaire activity is available. We believe that we also maintain the second largest market share, by revenues, in the off-airport car rental market in the United States. In our equipment rental business segment, we rent equipment through approximately 345 branches in the United States, Canada, France, Spain and China, as well as through our international licensees. We and our predecessors have been in the car rental business since 1918 and in the equipment rental business since 1965. We have a diversified revenue base and a highly variable cost structure and are able to dynamically manage fleet capacity, the most significant determinant of our costs. Our revenues have grown at a compound annual growth rate of 6.8% over the last 20 years, with year-over-year growth in 17 of those 20 years.

        The car and equipment rental industries are significantly influenced by general economic conditions. The car rental industry is also significantly influenced by developments in the travel industry, and, particularly, in airline passenger traffic. The United States and international markets are currently experiencing a significant decline in economic activities, including a tightening of credit markets, reduced airline passenger traffic, reduced consumer spending and volatile fuel prices. During 2008, this resulted in a rapid decline in the volume of car rental transactions, an increase in depreciation and fleet related costs as a percentage of revenue, lower industry pricing and lower residual values for the non-program cars that we sold.

*    *    *    *

        Hertz Holdings and Hertz are incorporated under the laws of the State of Delaware. Our corporate headquarters are located at 225 Brae Boulevard, Park Ridge, New Jersey 07656. Our telephone number is (201) 307-2000.

 RISK FACTORS

        Investing in our securities involves substantial risk. You should carefully consider all the information in or incorporated by reference in this prospectus and any accompanying prospectus supplement prior to investing in our securities. In particular, we urge you to consider carefully the risks and uncertainties discussed in "Item 1A—Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2008, as such risk factors may be updated by our annual, quarterly and current reports that we may file with the SEC after the date of this prospectus and that are incorporated by reference in this prospectus and any accompanying prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

        Certain statements contained in this prospectus and the documents incorporated herein by reference, including, without limitation, those concerning our liquidity and capital resources, include "forward-looking statements" within the meaning of the Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as defined in the U.S. Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. Forward-looking statements include information concerning our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may" or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors, including, without limitation, those risks and uncertainties discussed in "Item 1A—Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2008, could affect our actual financial results and could cause actual results to differ materially from those expressed in the forward-looking statements. Some important factors include:

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  our operations;

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  economic performance;

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  financial condition;

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  management forecasts;

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  efficiencies;

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  cost savings and opportunities to increase productivity and profitability;

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  income and margins;

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  liquidity and availability to us of additional or continued sources of financing for our revenue earning equipment;

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  financial instability of insurance companies providing financial guarantees for our asset-backed securities;

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  financial instability of the manufacturers of our cars;

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  economies of scale;

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  the economy;

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  future economic performance;

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  our ability to maintain profitability during adverse economic cycles and unfavorable external events;

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  fuel costs;

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  future acquisitions and dispositions;

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  litigation;

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  potential and contingent liabilities;

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  management's plans;

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  taxes;

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  tangible and intangible asset impairment charges; and

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  refinancing of existing debt.

        In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this prospectus might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

 USE OF PROCEEDS

        Unless otherwise indicated in an applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes. We may provide additional information on the use of the net proceeds from the sale of securities in an applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges on a historical basis for the quarter ended March 31, 2009, the years ended December 31, 2008, 2007, 2006, the Successor Period ended December 31, 2005, the Predecessor Period ended December 20, 2005 and the year ended December 31, 2004:

	Successor					Predecessor
					For the periods from
		Years ended December 31,			December 21, 2005 to December 31, 2005	January 1, 2005 to December 20, 2005
	Period ended March 31, 2009(2)						Year ended December 31, 2004
		2008	2007	2006
Ratio of earnings to fixed charges(b)	(a)	(a)	1.4	1.2	(a)	1.9	1.9

(a)
Earnings (loss) before income taxes, non-controlling interest and fixed charges for the three months ended March 31, 2009, the year ended December 31, 2008 and the Successor period ended December 31, 2005 were inadequate to cover fixed charges for the period by $210.5 million, $1,385.7 million and $33.3 million, respectively.

(b)
We adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, or "FIN 48," "Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109" on January 1, 2007. Accrued interest expense, for the three months ended March 31, 2009, the years ended December 31, 2008 and 2007, of approximately $0.3 million, $0.6 million and $3.4 million, respectively, is excluded from both fixed charges and earnings.

PLAN OF DISTRIBUTION

        We may sell the securities covered by this prospectus in any of three ways (or in any combination):

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  to or through underwriters or dealers;

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  directly to one or more purchasers; or

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  through agents.

        We may distribute the common stock from time to time in one or more transactions:

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  at a fixed price or prices, which may be changed from time to time;

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  at market prices prevailing at the time of sale;

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  at prices related to the prevailing market prices; or

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  at negotiated prices.

        Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:

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  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

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  the public offering price of the securities and the proceeds to us;

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  any options under which underwriters may purchase additional securities from us;

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  any underwriting discounts or commissions or agency fees and other items constituting underwriters' or agents' compensation;

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  terms and conditions of the offering;

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  any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities may be listed.

        Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the common stock offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

        Underwriters, dealers or any other third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters' or dealers' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the securities if they purchase any of the securities, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

        We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to such agent. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts.

        Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

        Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, such third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

        We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker's transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

        We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

        Any underwriter may engage in any option to purchase additional securities, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. The option to purchase additional securities involves sales in excess of the offering size, which create a short position. This short sales position may involve either "covered" short sales or "naked" short sales. Covered short sales are short sales made in an amount not greater than the underwriters' option to purchase additional securities option to purchase additional shares in the offering described above. The underwriters may close out any covered short position either by exercising their option to purchase additional securities or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the option to purchase additional securities. Naked short sales are short sales in excess of the option to purchase additional securities. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

        Similar to other purchase transactions, an underwriter's purchase to cover syndicate short sales or to stabilize the market price of the securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

        We may, from time to time, offer the convertible debt securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such convertible debt securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us and which may directly affect the price or other terms at which such securities are sold.

        The final offering price at which our convertible debt securities would be sold and the allocation of convertible debt securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of Internet auction or pricing and allocation systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of convertible debt securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement. If an offering is made using such bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of such offering procedures.

        In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA"), the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5110(h).

        We and the underwriters make no representation or prediction as to the effect that the types of transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.

        The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Overview

        The amended and restated certificate of incorporation of Hertz Holdings, which we refer to in this prospectus as our "certificate of incorporation," authorizes 2,000,000,000 shares of common stock, par value $0.01 per share. As of May 18, 2009, we had outstanding 323,846,335 shares of common stock. In addition, our certificate of incorporation authorizes 200,000,000 shares of preferred stock, par value $0.01 per share, none of which has been issued or is outstanding. The following descriptions of our capital stock and provisions of our certificate of incorporation and by-laws are summaries of their material terms and provisions and are qualified by reference to our certificate of incorporation and by-laws, copies of which are filed as exhibits to our registration statement of which this prospectus is a part.

Common Stock

        Each holder of our common stock is entitled to one vote per share on all matters to be voted on by stockholders. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Any director may be removed only for cause, upon the affirmative vote of the holders of greater than a majority of the outstanding shares of our common stock entitled to vote for the election of the directors.

        The holders of our common stock are entitled to receive any dividends and other distributions that may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to receive proportionately any of our assets remaining after the payment of liabilities and subject to the prior rights of any outstanding preferred stock. Our ability to pay dividends on our common stock is subject to our subsidiaries' ability to pay dividends to Hertz Holdings, which is in turn subject to the restrictions set forth in our senior credit facilities and the indentures governing the senior notes and the senior subordinated notes.

        Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of our common stock are, and the shares of common stock offered by us in this offering, when issued, will be, fully paid and non-assessable. The rights and privileges of holders of our common stock are subject to any series of preferred stock that we may issue in the future, as described below.

        Computershare Investor Services LLC is the transfer agent and registrar for our common stock.

        Our common stock is listed on the NYSE under the symbol "HTZ."

Preferred Stock

        Under our certificate of incorporation, our board of directors has the authority, without further vote or action by the stockholders, to issue up to 200,000,000 shares of preferred stock in one or more series and to fix the number of shares of any class or series of preferred stock and to determine its voting powers, designations, preferences or other rights and restrictions. The issuance of preferred stock could adversely affect the rights of holders of common stock. We have no present plan to issue any shares of preferred stock.

Corporate Opportunities

        Our certificate of incorporation provides that our stockholders that are investment funds associated with or designated by investment funds associated with or designated by Clayton, Dubilier & Rice, Inc., The Carlyle Group and Merrill Lynch Global Private Equity, or, collectively, the "Sponsors," have no obligation to offer us an opportunity to participate in business opportunities presented to the Sponsors or their respective officers, directors, agents, members, partners and affiliates even if the opportunity is one that we might reasonably have pursued, and that neither the Sponsors nor their respective officers, directors, agents, members, partners or affiliates will be liable to us or our stockholders for breach of any duty by reason of any such activities unless, in the case of any person who is a director or officer of our company, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as an officer or director of our company. Stockholders will be deemed to have notice of and consented to this provision of our certificate of incorporation.

Change of Control Related Provisions of Our Certificate of Incorporation and By-Laws and Delaware Law

        A number of provisions in our certificate of incorporation and by-laws and under the Delaware General Corporation Law may make it more difficult to acquire control of us. These provisions may have the effect of discouraging a future takeover attempt not approved by our board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. In addition, these provisions may adversely affect the prevailing market price of the common stock. These provisions are intended to:

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  enhance the likelihood of continuity and stability in the composition of our board of directors;

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  discourage some types of transactions that may involve an actual or threatened change in control of us;

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  discourage certain tactics that may be used in proxy fights;

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  ensure that our board of directors will have sufficient time to act in what the board believes to be in the best interests of us and our stockholders; and

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  encourage persons seeking to acquire control of us to consult first with our board to negotiate the terms of any proposed business combination or offer.

Unissued Shares of Capital Stock

        Common Stock.    The remaining shares of our authorized and unissued common stock will be available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

        Preferred Stock.    Our certificate of incorporation provides that our board of directors has the authority, without any further vote or action by our stockholders, to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquiror may find unattractive. This may have the effect of delaying or preventing a change of control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, common stock.

Classified Board of Directors; Vacancies and Removal of Directors

        Our certificate of incorporation provides that our board of directors is divided into three classes whose members will serve three-year terms expiring in successive years. Any effort to obtain control of our board of directors by causing the election of a majority of the board of directors may require more time than would be required without a staggered election structure. Our certificate of incorporation provides that directors may be removed only for cause at a meeting of stockholders upon the affirmative vote of the holders of greater than a majority of the outstanding shares of our common stock entitled to vote for the election of the director. Vacancies in our board of directors may be filled only by our board of directors. Any director elected to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred (including a vacancy created by increasing the size of the board) and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director. Our by-laws provide that the number of directors shall be fixed and increased or decreased from time to time by resolution of the board of directors.

        These provisions may have the effect of slowing or impeding a third party from initiating a proxy contest, making a tender offer or otherwise attempting a change in the membership of our board of directors that would effect a change of control.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Calling Stockholder Meetings; Action by Written Consent

        Our by-laws require advance notice for stockholder proposals and nominations for director. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Also, special meetings of the stockholders may only be called by the board of directors.

        In addition, our certificate of incorporation and by-laws provide that action may be taken by written consent of stockholders only for so long as investment funds affiliated with or designated by the Sponsors collectively hold a majority of our outstanding common stock. After such time, any action taken by the stockholders must be effected at a duly called annual or special meeting, which may be called only by the board of directors. As of the date of this prospectus, the investment funds associated with or designated by the Sponsors hold approximately 55% of our outstanding common stock.

        These provisions make it more procedurally difficult for a stockholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.

Limitation of Liability of Directors; Indemnification of Directors

        Our certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that this limitation on or exemption from liability is not permitted by the Delaware General Corporation Law and any amendments to that law.

        The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the Delaware General Corporation Law. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. Our certificate of incorporation does not eliminate our directors' duty of care. The inclusion of this provision in our certificate of incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care.

        Our certificate of incorporation provides that we are required to indemnify and advance expenses to our directors to the fullest extent permitted by law, except in the case of a proceeding instituted by the director without the approval of our board of directors. Our by-laws provide that we are required to indemnify our directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director's or officer's positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in our best interest.

        We have entered into indemnification agreements with each of our directors. These indemnification agreements provide the directors with contractual rights to the indemnification and expense advancement rights provided under our by-laws, as well as contractual rights to additional indemnification as provided in the indemnification agreement.

Supermajority Voting Requirement for Amendment of Certain Provisions of our Certificate of Incorporation and By-Laws

        The provisions of our certificate of incorporation governing, among other things, the removal of directors only for cause, the liability of directors, the elimination of stockholder actions by written consent upon investment funds affiliated with or designated by the Sponsors ceasing to collectively hold a majority of our outstanding common stock and the prohibition on the right of stockholders to call a special meeting may not be amended, altered or repealed unless the amendment is approved by the vote of holders of at least two-thirds of the shares then entitled to vote at an election of directors. This requirement exceeds the majority vote of the outstanding stock that would otherwise be required by the Delaware General Corporation Law for the repeal or amendment of such provisions of the certificate of incorporation. Certain provisions of our by-laws may be amended with the approval of the vote of holders of at least two-thirds of the shares then entitled to vote. These provisions make it more difficult for any person to remove or amend any provisions that may have an anti-takeover effect.

Delaware Takeover Statute

        We have opted out of Section 203 of the Delaware General Corporation Law, which would have otherwise imposed additional requirements regarding mergers and other business combinations.

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

        The following summary of the terms of our convertible debt securities describes general terms that apply to the convertible debt securities. The convertible debt securities offered pursuant to this prospectus and the related prospectus supplement will be unsecured obligations. The particular terms of any convertible debt securities will be described more specifically in the prospectus supplement relating to such convertible debt securities. The convertible debt securities will be issued under a convertible debt securities indenture. The convertible debt securities indenture is sometimes referred to in this prospectus as an "indenture." A form of the indenture has been filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is part.

        You should read the particular terms of the convertible debt securities, which will be described in more detail in the prospectus supplement. Copies of the indenture may be obtained from us or the trustee.

General

        The indenture does not limit the amount of convertible debt securities that we may issue under the indenture, nor will it limit us from incurring or issuing other secured or unsecured debt.

        The convertible debt securities issued under the indenture will rank equally with all of our other unsecured and unsubordinated obligations. As a non-operating holding company, we have no significant business operations of our own. Therefore, we rely on dividends from our subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the convertible debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the convertible debt securities.

        The prospectus supplement will describe the following terms and provisions as they relate to the convertible debt securities:

  •
  the title of the convertible debt securities;

  •
  any limit on the aggregate principal amount of the convertible debt securities;

  •
  whether the convertible debt securities are to be issuable as registered securities or bearer securities, or both;

  •
  whether any of the convertible debt securities will be issuable, in whole or in part, in temporary or permanent global form or in the form of book-entry securities and, if so, the circumstances under which a global security or securities or book-entry securities may be exchanged for convertible debt securities registered in the name of, or any transfer of global or book-entry securities may be registered to, a person other than the depositary for such temporary or permanent global securities or book-entry securities or its nominee;

  •
  the price or prices, expressed as a percentage of the aggregate principal amount, at which the convertible debt securities will be issued;

  •
  the date or dates on which the convertible debt securities will mature;

  •
  the rate or rates per year at which the convertible debt securities will bear interest, if any, and the date from which any interest will accrue and any conditions under which such interest payments may be deferred;

  •
  the dates on which interest payments on the convertible debt securities are due, the regular record date for any interest payable on the convertible debt securities which are registered securities on any interest payment date, and the extent to and the manner in which interest on a temporary global security is to be paid on the interest payment dates, if other than as described under "—Global and Book-Entry Convertible Debt Securities";

  •
  any mandatory or optional sinking fund or analogous provisions;

  •
  each office or agency where the principal, premium, if any, and interest on the convertible debt securities will be payable, or the convertible debt securities may be presented for registration of transfer or exchange;

  •
  the date, if any, after which and price or prices at which the convertible debt securities may be redeemed, in whole or in part, pursuant to any optional or mandatory redemption provisions;

  •
  a detailed description of the terms of any optional or mandatory redemption provisions regarding the convertible debt securities or a redemption option of holders upon the conditions defined in the indenture;

  •
  the denominations in which any convertible debt securities will be issuable, if other than denominations of $2,000 and any integral multiple of $1,000;

  •
  the currency or currency units of payment of principal of and any premium, if any, and interest on the convertible debt securities;

  •
  any index used to determine the amount of payments of principal of and any premium, if any, and interest on the convertible debt securities and the manner in which the amounts will be determined;

  •
  the terms and conditions upon which conversion of the convertible debt securities may be effected, including:

  •
  the conversion price (or method of calculating the same);

  •
  the conversion period (or method of determining the same);

  •
  whether conversion will be mandatory, at our option or at the option of the holder;

  •
  the events requiring an adjustment of the conversion price; and

  •
  any other provision affecting conversion of such debt securities;

  •
  any other terms of the convertible debt securities consistent with the provisions of the indenture; and

  •
  descriptions of any special provisions for the payment of additional amounts regarding the convertible debt securities.

        We may also issue convertible debt securities as original issue discount securities, which are securities, including zero-coupon securities, which are issued at a price significantly lower than the amount payable upon their stated maturity. These securities provide that upon redemption or acceleration of the stated maturity, an amount less than the amount payable upon the stated maturity, determined in accordance with the terms of the convertible debt securities, will become due and payable. Specific United States federal income tax considerations applicable to original issue discount securities will be described in the prospectus supplement.

        In addition, specific United States federal income tax or other considerations applicable to any convertible debt securities denominated other than in United States dollars, and to any convertible debt securities which provide for application of an index to determine principal and interest, will be described in the prospectus supplement.

        We may, in certain circumstances, without notice to or consent of the holders of the convertible debt securities, issue additional convertible debt securities having the same terms and conditions as the convertible debt securities issued under this prospectus and the prospectus supplement, so that such additional convertible debt securities and the convertible debt securities offered under this prospectus and the prospectus supplement and references in this prospectus and the prospectus supplement to the convertible debt securities shall include, unless the context otherwise requires, any further convertible debt securities issued as described in this paragraph. We refer to such issuance of additional convertible debt securities as a further issue.

Book-Entry Provisions

        The indenture will provide that the convertible debt securities may be issued in temporary or permanent global form or as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the prospectus supplement.

        A book-entry security may not be registered for transfer or exchange, other than as a whole by DTC to a nominee or by a nominee to the depositary, unless:

  •
  DTC or its nominee notifies us that it is unwilling or unable to continue as depositary;

  •
  DTC ceases to be qualified as required by the indenture;

  •
  we instruct the trustee, in accordance with the indenture, that the book-entry securities will be so registrable and exchangeable;

  •
  an event of default has occurred and is continuing regarding the convertible debt securities evidenced by the book-entry securities; or

  •
  other circumstances exist as are specified in the prospectus supplement.

        We will appoint the trustee as security registrar. If the prospectus supplement refers to any transfer agents, in addition to the security registrar, initially designated by us regarding the convertible debt securities, we may at any time rescind the designation or may change the location through which the transfer agent acts. We may at any time designate additional transfer agents regarding the convertible debt securities.

Payment and Paying Agents

        Payment of any principal, premium, if any, and interest on book-entry securities registered in the name of any depositary or its nominee will be made to the depositary or nominee as the registered owner of the global security representing the book-entry securities. We expect the depositary, upon receipt of any payment of principal, premium, or interest, to immediately credit the participants' accounts in an amount proportionate to their respective beneficial interests as shown on the records of the depositary or its nominee.

        Neither we, the trustee, the securities registrar nor any paying agent for the convertible debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities, nor will we or they have any responsibility or liability for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Global and Book-Entry Convertible Debt Securities

        One or more global securities representing the book-entry securities will be deposited in the name of Cede & Co. as nominee for DTC representing the convertible debt securities. Upon deposit of the book-entry securities, DTC will credit an account maintained or designated by an institution to be named by us or any purchaser of the convertible debt securities represented by the book-entry securities with an aggregate amount of convertible debt securities equal to the total number of convertible debt securities that have been so purchased. The prospectus supplement will describe the specific terms of any depositary arrangement regarding any portion of the convertible debt securities to be represented by one or more global securities. Beneficial interests in the convertible debt securities will only be evidenced by, and transfers of the convertible debt securities will only be effected through, records maintained by DTC and the institutions that are its participants.

Governing Law

        The indenture and the convertible debt securities will be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

Regarding the Trustee

        The indenture will contain specific limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in specific cases, or to realize on specific property received in respect of a claim as security or otherwise. The trustee will be permitted to engage in other transactions. However, if the trustee acquires any conflicting interest, it must eliminate the conflict within 90 days, apply to the SEC for permission to continue, or resign.

 VALIDITY OF SECURITIES

        Unless we state otherwise in the applicable prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. Franci J. Blassberg, Esq., a member of Debevoise & Plimpton LLP, is married to Joseph L. Rice, III, who is a shareholder of the general partner of the general partner of CD&R Fund VII, one of the investment funds associated with the Sponsors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        With respect to the unaudited financial information of Hertz Global Holdings, Inc. for the three-month periods ended March 31, 2009 and 2008, incorporated by reference in this Prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 8, 2009 incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us as well as our common stock and convertible debt securities, we refer you to the registration statement and to its exhibits and schedules. With respect to statements in this prospectus about the contents of any contract, agreement or other document, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, and each such statement is qualified in all respects by reference to the document to which it refers. You should read those contracts, agreements or documents for information that may be important to you.

        The public may read and copy any reports or other information that we file with the SEC. Such filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. The SEC's website is included in this prospectus as an inactive textual reference only. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

        Hertz Holdings is subject to the informational requirements of the Exchange Act and is required to file reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You can obtain copies of this material from the Public Reference

Room of the SEC as described above, or inspect them without charge at the SEC's website. You can access, free of charge, our reports filed with the SEC (for example, our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments to those forms) through the investor relations portion of our Internet website (http://www.hertz.com). Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website is included in this prospectus as an inactive textual reference only. The information found on our website is not part of this prospectus or any report filed with or furnished to the SEC.

INCORPORATION BY REFERENCE

        The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

        The following documents listed below that we have previously filed with the SEC (Commission File Number 001-33139) are incorporated by reference:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2008;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

  •
  our Current Reports on Form 8-K filed on March 4, 2009, April 6, 2009 and April 14, 2009;

  •
  the portion of our Current Report on Form 8-K filed on January 20, 2009 that appears under the caption Item 2.05;

  •
  description of our common stock and the rights associated with our common stock contained in our registration statement on Form 8-A, dated November 8, 2006 (File No. 001-33139); and

  •
  all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this prospectus.

        You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

        You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC's Internet site or at the address listed above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to Hertz Global Holdings, Inc., 225 Brae Boulevard, Park Ridge, New Jersey 07656, Attention: Investor Relations (telephone (201) 307-2100).

PROSPECTUS

Common Stock
Convertible Debt Securities

Hertz Global Holdings, Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the estimated fees and expenses expected to be incurred by the registrant in connection with the registration of the common stock and the convertible debt securities:

SEC registration fee	(1)
Printing and engraving expenses	(2)
Legal fees and expenses	(2)
Accountants' fees and expenses	(2)
Blue sky qualification fees and expenses	(2)
Rating Agency Fees	(2)
Fees and expenses of Trustee	(2)
Miscellaneous	(2)
Total	(2)

(1)
Deferred in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

(2)
Estimated expenses are not presently known.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Any such indemnified person's rights to indemnification may not be eliminated after the occurrence of the act or omission giving rise to a claim in respect of which indemnification is sought, unless the relevant indemnification provision expressly permits such elimination.

        Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or (iv) for any transaction from which the director derived an improper personal benefit.

        Article Fifth, Sections (h) and (i) of Hertz Holdings' Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, a director of Hertz Holdings shall not be personally liable to Hertz Holdings or its stockholders for monetary damages for breach of fiduciary duty as a director and that Hertz Holdings may indemnify directors and officers of Hertz Holdings to the fullest extent permitted by the DGCL.

        Section 6.01 of Hertz Holdings' Amended and Restated By-Laws provided that: Hertz Holdings shall indemnify, to the fullest extent permitted by the DGCL and other applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a "proceeding"), by reason of the fact that he or she is or was or has agreed to become a director or officer of Hertz Holdings, or while serving as a director or officer of Hertz Holdings, is or was serving or has agreed to serve at the request of Hertz Holdings as a director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Hertz Holdings, and, with respect to any criminal proceeding had no reasonable cause to believe his or her conduct was unlawful; provided that in the case of an action or suit by or in the right of Hertz Holdings to procure a judgment in its favor (i) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Hertz Holdings unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, but subject to Section 6.05 of these By-Laws, Hertz Holdings shall not be obligated to indemnify a director or officer of Hertz Holdings in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized in the specific case by the board of directors.

        The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of Hertz Holdings, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        Hertz Holdings has also obtained officers' and directors' liability insurance which insures against liabilities that officers and directors of Hertz Holdings may, in such capacities, incur.

        Hertz Holdings has entered into indemnification agreements with each of its directors providing the directors contractual rights to indemnification, expense advance provided our by-laws, and contractual rights to additional indemnification as provided in the indemnification agreement.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        The following exhibits are included as exhibits to this Registration Statement.

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement for Common Stock
1.2	*	Form of Underwriting Agreement for Convertible Debt Securities
3.1		Amended and Restated Certificate of Incorporation of Hertz Global Holdings, Inc. (incorporated by reference to the exhibit of the same number to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139) for the fiscal year ended December 31, 2008)
3.2		Amended and Restated By-Laws of Hertz Global Holdings, Inc. (incorporated by reference to the exhibit of the same number to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139) for the fiscal year ended December 31, 2008)
4.1		Form of Indenture between Hertz Global Holdings, Inc. and Wells Fargo Bank, National Association, as trustee
4.2		Form of convertible debt security of Hertz Global Holdings, Inc. (included in Exhibit 4.1)
4.3		Registration Rights Agreement, dated as of December 21, 2005, among CCMG Holdings, Inc. (now known as Hertz Global Holdings, Inc.), Clayton, Dubilier & Rice Fund VII, L.P., CDR CCMG Co-Investor L.P., Carlyle Partners IV, L.P., CP IV Coinvestment, L.P., CEP II U.S. Investments, L.P., CEP II Participations S.à.r.l, ML Global Private Equity Fund, L.P., Merrill Lynch Ventures L.P. 2001, ML Hertz Co-Investor, L.P. and CMC-Hertz Partners, L.P. (incorporated by reference to Exhibit 4.11 to Amendment No. 3 to the Registration Statement on Form S-1 of Hertz Global Holdings, Inc. (File No. 333-135782) filed on October 23, 2006)
4.4		Amendment No. 1, dated as of November 20, 2006, to the Registration Rights Agreement, dated as of December 21, 2005, among CCMG Holdings, Inc. (now known as Hertz Global Holdings, Inc.), Clayton, Dubilier & Rice Fund VII, L.P., CDR CCMG Co-Investor L.P., CD&R Parallel Fund VII, L.P., Carlyle Partners IV, L.P., CP IV Coinvestment, L.P., CEP II U.S. Investments, L.P., CEP II Participations S.à.r.l SICAR, ML Global Private Equity Fund, L.P., Merrill Lynch Ventures L.P. 2001, ML Hertz Co-Investor, L.P. and CMC- Hertz Partners, L.P. (incorporated by reference to Exhibit 4.12 to Amendment No. 3 to the registrant's Registration Statement on Form S-1 (File No. 333-135782) as filed on October 23, 2006)
4.5		Form of Common Stock Certificate (incorporated by reference to Exhibit 4.14 to Amendment No. 6, filed on November 7, 2006, to the registrant's Registration Statement on Form S-1 (File No. 333-135782))
5.1		Opinion of Debevoise & Plimpton LLP
12.1		Computation of Consolidated Ratio of Earnings to Fixed Charges for the years ended December 31, 2008, 2007, 2006, the periods ended December 31, 2005 and December 20, 2005 and the year ended December 31, 2004 (incorporated herein by reference to Exhibit 12 of Hertz Global Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2008)
15.1		Letter from PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.1		Consent of PricewaterhouseCoopers LLP
23.2		Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1)
24.1		Powers of Attorney (included in signature pages hereto)
25.1		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, the trustee under the indenture

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein if the applicable securities are sold through one or more underwriters.

ITEM 17.    UNDERTAKINGS

Rule 415 Offering

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Filings Incorporating Subsequent Exchange Act Documents by Reference

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SEC Position on Indemnification for Securities Act Liabilities

        Insofar as indemnifications for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person, if any, of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, Hertz Global Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on May 19, 2009.

HERTZ GLOBAL HOLDINGS, INC.
By:	/s/ ELYSE DOUGLAS Name: Elyse Douglas Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Elyse Douglas, R. Scott Massengill and J. Jeffrey Zimmerman his or her attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully and for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed on May 19, 2009 by the following persons in the capacities indicated.

Signature	Title

/s/ GEORGE W. TAMKE George W. Tamke	Lead Director
/s/ MARK P. FRISSORA Mark P. Frissora	Chief Executive Officer and Chairman of the Board of Directors
/s/ ELYSE DOUGLAS Elyse Douglas	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ JATINDAR S. KAPUR Jatindar S. Kapur	Senior Vice President, Finance and Corporate Controller (Principal Accounting Officer)

Signature	Title

/s/ NATHAN K. SLEEPER Nathan K. Sleeper	Director
/s/ DAVID H. WASSERMAN David H. Wasserman	Director
/s/ BRIAN A. BERNASEK Brian A. Bernasek	Director
/s/ GREGORY S. LEDFORD Gregory S. Ledford	Director
/s/ J. TRAVIS HAIN J. Travis Hain	Director
/s/ ROBERT F. END Robert F. End	Director
/s/ BARRY H. BERACHA Barry H. Beracha	Director
/s/ CARL T. BERQUIST Carl T. Berquist	Director
/s/ MICHAEL J. DURHAM Michael J. Durham	Director
/s/ HENRY C. WOLF Henry C. Wolf	Director

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement for Common Stock
1.2	*	Form of Underwriting Agreement for Convertible Debt Securities
3.1		Amended and Restated Certificate of Incorporation of Hertz Global Holdings, Inc. (incorporated by reference to the exhibit of the same number to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139) for the fiscal year ended December 31, 2008)
3.2		Amended and Restated By-Laws of Hertz Global Holdings, Inc. (incorporated by reference to the exhibit of the same number to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139) for the fiscal year ended December 31, 2008)
4.1		Form of Indenture between Hertz Global Holdings, Inc. and Wells Fargo Bank, National Association, as trustee
4.2		Form of convertible debt security of Hertz Global Holdings, Inc. (included in Exhibit 4.1)
4.3		Registration Rights Agreement, dated as of December 21, 2005, among CCMG Holdings, Inc. (now known as Hertz Global Holdings, Inc.), Clayton, Dubilier & Rice Fund VII, L.P., CDR CCMG Co-Investor L.P., Carlyle Partners IV, L.P., CP IV Coinvestment, L.P., CEP II U.S. Investments, L.P., CEP II Participations S.à.r.l, ML Global Private Equity Fund, L.P., Merrill Lynch Ventures L.P. 2001, ML Hertz Co-Investor, L.P. and CMC-Hertz Partners, L.P. (incorporated by reference to Exhibit 4.11 to Amendment No. 3 to the Registration Statement on Form S-1 of Hertz Global Holdings, Inc. (File No. 333-135782) filed on October 23, 2006)
4.4		Amendment No. 1, dated as of November 20, 2006, to the Registration Rights Agreement, dated as of December 21, 2005, among CCMG Holdings, Inc. (now known as Hertz Global Holdings, Inc.), Clayton, Dubilier & Rice Fund VII, L.P., CDR CCMG Co-Investor L.P., CD&R Parallel Fund VII, L.P., Carlyle Partners IV, L.P., CP IV Coinvestment, L.P., CEP II U.S. Investments, L.P., CEP II Participations S.à.r.l SICAR, ML Global Private Equity Fund, L.P., Merrill Lynch Ventures L.P. 2001, ML Hertz Co-Investor, L.P. and CMC- Hertz Partners, L.P. (incorporated by reference to Exhibit 4.12 to Amendment No. 3 to the registrant's Registration Statement on Form S-1 (File No. 333-135782) as filed on October 23, 2006)
4.5		Form of Common Stock Certificate (incorporated by reference to Exhibit 4.14 to Amendment No. 6, filed on November 7, 2006, to the registrant's Registration Statement on Form S-1 (File No. 333-135782))
5.1		Opinion of Debevoise & Plimpton LLP
12.1		Computation of Consolidated Ratio of Earnings to Fixed Charges for the years ended December 31, 2008, 2007, 2006, the periods ended December 31, 2005 and December 20, 2005 and the year ended December 31, 2004 (incorporated herein by reference to Exhibit 12 of Hertz Global Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2008)
15.1		Letter from PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.1		Consent of PricewaterhouseCoopers LLP
23.2		Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1)
24.1		Powers of Attorney (included in signature pages hereto)
25.1		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, the trustee under the indenture

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein if the applicable securities are sold through one or more underwriters.